UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32389	41-2111139
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On October 11, 2006, NTS Realty Holdings Limited Partnership (the “Company”) filed a Current Report on Form 8-K to report that it issued a press release announcing the effectiveness of an Amended and Restated Loan Agreement in connection with its existing $30.0 million loan from Northwestern Mutual Life Insurance Company, and a Note, Mortgage and other related documents in connection with its existing approximately $35.5 million loan from National City Bank. These agreements effectuate an exchange of collateral under the loans. The Company hereby amends its Current Report on Form 8-K dated October 11, 2006, to file execution copies of the aforementioned material agreements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Exhibits:

	Exhibit No.	Description
	10.1	Amended and Restated Loan Agreement
	10.2	Mortgage
	10.3	Promissory Note

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:		NTS Realty Capital, Inc.,
Its:		Managing General Partner

/s/ Gregory A. Wells

	By:	Gregory A. Wells
	Its:	Executive Vice President and CFO

	Date:	October 23, 2006

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